UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MEDLEY CAPITAL CORPORATION

(Name of the Registrant as Specified in its Charter)

NexPoint Advisors, L.P.

NexPoint Advisors GP, LLC

Highland Global Allocation Fund

Highland Capital Management Fund Advisors, L.P.

Strand Advisors XVI, Inc.

Highland Select Equity Master Fund, L.P.

Highland Select Equity Fund GP, L.P.

Highland Select Equity GP, LLC

Highland Capital Management, L.P.

Strand Advisors, Inc.

James D. Dondero

Stephen Mongillo

Mark Goglia

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On May 24, 2019, NexPoint Advisors, L.P.: (1) issued a press release which is filed as Exhibit 1 hereto and is incorporated herein by reference, and (2) made certain excerpts from the March 11, 2019, Delaware Chancery Court Opinion (FrontFour Capital Group LLC, et al. v. Brook Taube, et al., Case No. 2019-0100) available on its website www.medleycapitalvote.com, which is filed as Exhibit 2 hereto and is incorporated herein by reference.

Exhibits

Exhibit 1	Press Release.

Exhibit 2	Excerpts from the Delaware Chancery Court Opinion.

Media Contact: Lucy Bannon | (972) 419-6272 | lbannon@highlandcapital.com

ISS and Glass Lewis Recommend Stockholders of Medley Capital Corporation Vote FOR NexPoint’s Slate of Nominees at Annual Meeting

Leading proxy advisory firms both support removal of incumbent directors Seth Taube and Arthur Ainsberg from MCC board

DALLAS, May 24, 2019 – NexPoint Advisors, L.P. (“NexPoint”) announced today that Institutional Shareholder Services (“ISS”) and Glass Lewis, two leading independent proxy advisory firms, both issued reports recommending that stockholders of Medley Capital Corporation (“MCC”) (NYSE:MCC) vote FOR NexPoint’s independent director nominees at the June 4, 2019 annual meeting of stockholders (the “Annual Meeting”). In their proxy analyses, both ISS and Glass Lewis found sufficient reason to support the removal of the two incumbent directors, Seth Taube and Arthur Ainsberg, who are up for re-election.

The following provides summaries of the respective reports. To vote in accordance with the recommendations from ISS and Glass Lewis, MCC stockholders should DISCARD any WHITE proxy card, and vote FOR Stephen A. Mongillo and Mark T. Goglia, NexPoint’s nominees, using their BLUE proxy card.

Visit www.MedleyCapitalVote.com to learn more about NexPoint’s nominees and to access additional information ahead of the Annual Meeting.

ISS Report on MCC

In summary, ISS concluded:

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That “further change at the board level is warranted” as a result of “inferior shareholder returns during the incumbents’ tenure,” “troubling operating performance,” and “the Delaware Memorandum Opinion that found the company’s nominees breached their fiduciary duties”; and

•	That NexPoint “has presented a compelling case that…its nominees are the best option available to achieve that change.”

ISS raised specific issues about the financial situation at MCC, noting:

•	The fact that the “[proxy] contest has an element of urgency because net asset values have declined”;

•	The threat that if “net asset value is below [a $275 million] threshold for two consecutive quarters…[outstanding] notes could be accelerated, creating substantial distress for the company”; and

•	The presence of other “worrying trends in the company’s operating performance.”

ISS expressed concerns about the MCC director nominees, including:

•	Their “conflicted and underperforming investment management” as well as their role in “oversee[ing] negative total shareholder returns”; and

•	The fact that the “nominees appear to have participated in a ‘stonewalling’ response to [NexPoint].”

In its support for NexPoint’s nominees, ISS noted:

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That NexPoint has “specifically and intentionally selected unaffiliated nominees so that they will act solely in the best interests of all MCC stockholders to evaluate competing strategic alternative options”; and

Media Contact: Lucy Bannon | (972) 419-6272 | lbannon@highlandcapital.com

•	That “ISS’ engagement with the [NexPoint] nominees suggests that their independence is credible.”

Glass Lewis Report on MCC

In summary, Glass Lewis concluded that:

•	“NexPoint has made a compelling argument in favor of removing and replacing the directors up for election at the 2019 annual meeting”; and

•	The “Delaware Decision provides sufficient evidence that the corporate governance at MCC is fundamentally broken and speaks to a clear need to overhaul the board.”

Glass Lewis highlighted broad issues with the current board, along with more specific concerns about MCC’s director nominees, including:

•	The “appalling conduct by MCC directors,” which the Delaware opinion “describes at considerable length”;

•	That “MCC’s board structure raises concerns about its objectivity and independence as well as its ability to perform its proper oversight”;

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The “evidence that Arthur Ainsberg has failed to represent the best interests of MCC shareholders,” specifically noting his “fail[ure] to understand that the prior sale process for MDLY did not ‘effectively’ shop MCC,” which Glass Lewis described as “an egregious error for the chairman of a special committee tasked with seeking the best alternative for shareholders”; and

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“[T]hat removing Seth Taube from the board is warranted given his status as an affiliate,” specifically noting that his removal would help “ensure that shareholder interests are placed above all else.”

Glass Lewis conveyed its support of NexPoint’s nominees with its views that the nominees:

•	“[A]re qualified to serve on the MCC board, with considerable professional experience and relevant skills”;

•	“[A]re not affiliated with NexPoint, and [Glass Lewis] see[s] no reason to doubt their independence or objectivity”; and

•	“[W]ould represent the interests of all shareholders in accordance with their fiduciary duty if elected to the board.”

About NexPoint Advisors, L.P.

NexPoint Advisors, L.P. (together with its affiliates “NexPoint”) is an SEC-registered investment adviser to a suite of alternative investment vehicles, including a closed-end fund, a business development company, and an interval fund, among others. An affiliate of Highland Capital Management, L.P., NexPoint is part of a multibillion-dollar investment platform that serves both retail and institutional investors worldwide. NexPoint’s investment capabilities include high-yield credit, real estate, public equities, private equity and special situations, structured credit, and sector- and region-specific verticals build around specialized teams. For more information visit www.nexpointfunds.com.

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Media Contact: Lucy Bannon | (972) 419-6272 | lbannon@highlandcapital.com

Important Information

NexPoint Advisors, L.P. (“NexPoint”) has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) together with the other participants named therein to be used to solicit (the “Solicitation”) proxies for, among other matters, the election of its slate of director nominees at the Annual Meeting of Stockholders (the “Annual Meeting”) of Medley Capital Corporation (the “Company”) expected to take place on June 4, 2019. Stockholders are advised to read the definitive proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by the participants with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at www.sec.gov. In addition, the participants in the Solicitation will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to the participants’ proxy solicitor.

###

Media Contact

Lucy Bannon

Highland Capital Management / NexPoint Advisors

(972) 419-6272

lbannon@highlandcapital.com

Stockholders Contact

Rick Grubaugh or Peter Aymar

D.F King & Co.

(212) 269-5550

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NexPoint urges MCC stockholders to: Reject the incumbent directors and vote FOR NexPoint’s truly independent nominees. Vote using your BLUE proxy card to elect Stephen A. Mongillo and Mark T Goglia to the board. NexPoint urges MCC stockholders to: Reject the incumbent directors and vote FOR NexPoint’s truly independent nominees. Vote using your BLUE proxy card to elect Stephen A. Mongillo and Mark T Goglia to the board. NexPoint Advisors | May 2019 Delaware Court Identifies Numerous Issues Regarding Medley Capital Corporation Board Excerpts from the Delaware Chancery Court’s March 11 Memorandum Opinion on how the MCC directors—including those now up for reelection—“violated their fiduciary duties” to MCC stockholders Executive Summary At its Annual Meeting on June 4, 2019, the MCC board is asking stockholders to re-elect members of the board of directors that was found in March to have violated its fiduciary duties to you, MCC’s stockholders. The below excerpts from the Delaware Chancery Court’s Memorandum Opinion highlight the board’s troubling behavior. NexPoint believes MCC stockholders should review this account when evaluating Seth Taube and Arthur Ainsberg, and we urge you to consider how the incumbent directors failed to protect stockholders’ interests as you vote at the Annual Meeting on June 4, 2019. Learn more about the alternative director candidates, NexPoint’s truly independent nominees, at www.MedleyCapitalVote.com/nominees.

Important Information for MCC Stockholders | May 2019

Opinion Overview

> "…the Court holds that Medley Capital's directors violated their fiduciary duties in entering into the Proposed Transactions."

- **"[T]he majority of the members of the special committee failed to act independently when negotiating the Proposed Transactions."** – Page 5

  At no point in time is this protection more critical than in the context of a conflicted transaction. In this case, FrontFour has demonstrated that the Taube brothers are controllers not because of flaws inherent in the structure of BDCs, but rather, **because those tasked with standing independent from the Taube brothers willfully deferred to their authority."** – Page 65

- "[T]he **timing, structure, initiation, and negotiation of the Proposed Transactions were conceived for the purpose of—and did—advance the Taubes' interest at the expense of Medley Capital's other stockholders."** – Page 66

- **"Defendants violated their duties of disclosure** to inform stockholders of the process that led to the Proposed Transactions and the expressions of interest from third parties."- Page 75

- "To recap, FrontFour has proven that: **Conflicted insiders tainted the process** that led to the Proposed Transactions. **The Special Committee negotiated with willful blinders**, not knowing: the value that third-parties had placed on Medley Management; that Medley Management felt "enormous pressure" to enter into a transaction; that standstill agreements prevented third parties from coming forward; and that Medley Management—not Medley Capital—was shopped in the 2017 sale process on which they relied when determining not to conduct a pre-signing market check.

  Compounding these problems, **the Special Committee agreed to deal protections preventing an effective post-signing market check"**. – Pages 84-86

- **"For the foregoing reasons, the Court holds that Medley Capital's directors violated their fiduciary duties in entering into the Proposed Transactions."** – Page 87

The Board's Process for Evaluating the Transactions

> "a deeply flawed process [that] obscure[d] the fair value of Medley Capital"

- "The proxy creates the **misleading impression** that the special committee replicated arm's-length negotiations amid the conflicts tainting the Proposed Transactions. To vote on an informed basis, the stockholders must know the reality—that **the majority of the**

NEXPOINT 2

“In the end, the Special Committee allowed Medley Management to extract a huge [approximately 100%] premium while Medley Capital stockholders received none. “In the end, the Special Committee allowed Medley Management to extract a huge [approximately 100%] premium while Medley Capital stockholders received none. members of the special committee failed to act independently when negotiating the Proposed Transactions.” – Page 5 ◾ “Critically, none of the committee members knew that approximately thirty confidentiality agreements contractually foreclosed potential third parties from proposing a transaction with Medley Capital.” – Page 38 ◾ “The Special Committee did not probe meaningfully into the value of Medley Management.” – Page 39 ◾ “Also, the Special Committee did not know about two expressions of interest from third parties concerning a transaction with Medley Capital.” – Page 39 ◾ “Ultimately, this is a case in which a deeply flawed process obscures the fair value of Medley Capital. The record reveals that Taube brothers obstructed any pre-signing price competition from ‘interlopers.’” – Page 68 The Taube Brothers’ Influence ◾ “In reality, when the Taube brothers proposed the transactions in June 2018, Medley Management was facing enormous financial pressure. Medley Management had engaged in two sales processes in 2017, both of which failed, which left merging with affiliates as Medley Management’s only solution.” – Page 3 ◾ “Brook Taube had conceived of this transaction in March 2018 as a fallback to the Party X deal”. – Page 24 ◾ “Then, throughout the negotiations, Brook Taube pressured the Special Committee to stick to the aggressive timeline.” – Page 33 ◾ “[Brook Taube] instructed Tonkel: ‘Thursday board meetings are the time to push these guys hard in person.’” – Page 34 ◾ “On February 1, 2019, NexPoint made both its proposals public. On February 6, 2019, Medley Capital and Sierra issued a press release indicating that their respective special committees had unanimously determined not to pursue the second NexPoint Proposal. The press release purported to identify the reasoning behind the determinations by the Special Committees. But Medley Management had drafted the press release before the Special Committee had even made its determination.” – Page 49-50 ◾ “The Special Committee also sat supine in negotiations concerning the Proposed Transactions, allowing the Taube brothers to dominate the process…In the end, the

“special committee members determined not to run any pre-signing market check or consider alternative transactions” “special committee members determined not to run any pre-signing market check or consider alternative transactions” Special Committee allowed Medley Management to extract a huge [approximately 100%] premium while Medley Capital stockholders received none.” – Page 63-64 ◾ “In this case, the timing, structure, initiation, and negotiation of the Proposed Transactions were conceived for the purpose of—and did—advance the Taubes’ interest at the expense of Medley Capital’s other stockholders. In the events leading up to the Proposed Transactions, the Taube brothers created an informational vacuum, which they then exploited. The Special Committee was not truly independent and did not negotiate at arm’s length.” – Page 66 The Special Committee’s “Ignorance” ◾ “In reality, during the negotiation process, the Special Committee was disabled by its ignorance of: the details of the bids made for Medley Management during Project Elevate; the ‘enormous pressure’ facing Medley Management and the Taubes; and the standstill agreements that forbade potential transaction partners from presenting proposals directly to Medley Capital…” – Page 76 ◾ “The Medley Capital special committees did not know any of this information before this litigation. They were not told. They did not ask.” – Page 4 ◾ “In the midst of this informational vacuum, Medley Capital’s special committee members determined not to run any pre-signing market check or consider alternative transactions… They capitulated to the aggressive timeline, although Medley Capital had no business reasons for rushing toward a deal.” – Page 4 ◾ “Before this litigation, the Special Committee was unaware of the pressures Medley Management faced during this time period. In a candid moment during trial, Ainsberg admitted that he wished he had known.” – Page 23 ◾ “The Special Committee did not analyze the value of Medley Management, or understand what Medley Management would obtain in the Proposed Transactions, although in effect Medley Capital and Medley Management were competing for consideration.” – Page 35 ◾ “The Special Committee did not consider alternative transactions, although disgruntled stockholders were publicly advocating for a sale process as of April 2018.” – Page 35 ◾ “The Special Committee did not conduct a pre-signing market check. When asked why, Hirtler-Garvey said she was happy with the transaction at hand. She wanted a deal with Medley Management.” – Page 36 ◾ “Nor has anyone acting on behalf of the Special Committee contacted NexPoint or Origami, despite their expressed willingness to improve their proposals.” – Page 51

Important Information for MCC Stockholders | May 2019

The Independent Directors' "Deference" to the Taube Brothers

"the Taube brothers dominated and controlled the board"

- "FrontFour proved that **half of the Medley Capital special committee was beholden to the Taube brothers**, and thus the **Taube brothers dominated and controlled the board** with respect to the Proposed Transactions." – Page 4
- "Out of the gate, the **Special Committee failed to assert control over the timing of the process.** At the June 2018 Medley Capital Board meeting, Medley Management presented an aggressive timeline, which contemplated that the parties would execute definitive transaction agreements and announce a transaction by July 31, 2018. This made sense for Medley Management, which had shopped itself for more than a year prior to that point. By contrast, Medley Capital had not undertaken any strategic process before the June meeting." – Page 32
- "The **Special Committee deferred to the Taube brothers** although the committee had ample negotiating leverage—the ability to terminate the Management Agreement or simply reject the deal, either of which would have had devastating consequences for Medley Management." – Page 64

Insider Compensation and Poor Alignment of Interests

"None of Medley Capital's fiduciaries (officers and directors) have interests aligned with the interests of Medley Capital's common stockholders."

- "Another salient fact: **None of Medley Capital's fiduciaries (officers and directors) have interests aligned with the interests of Medley Capital's common stockholders.** As to the inside directors and management, their financial interests lie in Medley Management." – Page 12
- "**Ainsberg, Hirtler-Garvey, and Mack have each been paid over $1 million for serving on the Board and its committees.** For the company's fiscal year ending September 30, 2018, Ainsberg earned $299,000 as a Medley Capital director, **representing roughly half of his 2018 income.** By contrast, at the deal price, the value of ALL of the outside directors' combined common stock is under $40,000." – Page 12
- "In the Proposed Transactions, **two of Medley Capital's four outside directors will serve on the Board of the combined company;** all four outside directors interviewed for the position after the Merger Agreement was signed." – Page 12

NEXPOINT 5

Important Information for MCC Stockholders | May 2019

- "In a July 11, 2018, email to the Medley Management Board, Brook Taube emphasized that '[t]ime is not in our favor given performance, inquiries, letters, etc.' He went on to underscore the fact that **the transaction represented a '100% premium and a great deal' for Medley Management."** – Page 34
- "Employment contracts connected to the merger provide for **lucrative positions for Medley Management's senior management.** The cost of these employment contracts exceeds the estimated synergies arising from the Proposed Transactions." – Page 44

Medley Management's Performance

"Medley Capital's 'NAV has dropped for a remarkable fifteen quarters"

- "Since its January 20, 2011 IPO, by every industry measure, **Medley Capital has been in a steady financial decline.** This decline occurred during a period of sustained stock market and sector share price increases. Medley Capital's performance is poor compared to its peers. Due to Medley Capital's poor financial performance, Medley Management faced financial pressures." – Page 14
- "By May 2018, Brook Taube felt that Medley Management was "under enormous pressure" financially. **Wells Fargo noted that Medley Capital's 'NAV has dropped for a remarkable fifteen quarters,' and observed Medley Capital's 'severe underperformance.'** In Mack's words, by May 2018, Medley Capital's credit portfolio was 'bottoming out.' The management team faced fee waivers at Medley Capital and NAV issues 'across the board,' which would have a 'meaningful impact on [Medley Management].'" – Page 21
- "Terminating the Management Agreement would trigger Fortress's rights under the joint venture. Rejecting the deal would foreclose Medley Management's only viable solution to the enormous financial pressure they labored under." – Page 65

FrontFour Capital Group LLC, et al. v. Brook Taube, et al., Case No. 2019-0100

NEXPOINT 6

Disclaimer The views expressed in this presentation represent the opinions of NexPoint Advisors, L.P. and its affiliates (collectively, the “NexPoint Group”), which beneficially own shares of common stock of Medley Capital Corporation (the “Company” or “MCC”), and are based on publicly available information with respect to the Company, Medley Management Inc. (“MDLY”) and Sierra Income Corporation (“Sierra”). The NexPoint Group reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to (1) notify the market or any other party of any such changes or (2) update the information or opinions contained in this presentation, except in each case as required by law. Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by the NexPoint Group herein are based on assumptions that the NexPoint Group believes to be reasonable as of the date of the materials in this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. The materials in this presentation are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. To the extent that the NexPoint Group discloses information about its position or economic interest in the securities of the Company in this presentation, it is subject to change and the NexPoint Group expressly disclaims any obligation to update such information except as required by law. The materials in this presentation shall not constitute an offer to sell or the solicitation of an offer to buy any interests in any fund managed by the NexPoint Group. Although the NexPoint Group believes the statements made in this presentation are accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company, MDLY, SIC or any other company to which those statements or communications may be relevant. The NexPoint Group has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made as to the accuracy of data or information obtained or derived from filings made with the SEC by the Company, MDLY or from any third-party source. All trade names, trademarks, service marks, and logos herein are the property of their respective owners who retain all proprietary rights over their use. This presentation may contain links to articles and/or videos (collectively, “Media”). The view and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of the NexPoint Group. This presentation may be deemed to constitute solicitation material and is intended solely to inform shareholders so that they may make an informed decision regarding the proxy solicitation, as explained in greater detail below. Cautionary Statement Regarding Forward-Looking Statements: These materials may contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in these materials that are not historical facts are based on current expectations and speak only as of the date of such materials, and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the NexPoint Group. Although the NexPoint Group believes that the assumptions underlying the projected results or forward-looking statements included in these materials are reasonable as of the date of such materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The NexPoint Group will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events. IMPORTANT INFORMATION: On May 13, 2019, NexPoint Advisors, L.P. (“NexPoint”), together with the other participants named below, filed a proxy statement and accompanying BLUE proxy card with the SEC to solicit stockholder votes for the election of its slate of highly-qualified director nominees in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company expected to take place on June 4, 2019. NEXPOINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR. PARTICIPANT INFORMATION: The following persons are anticipated to be, or may be deemed to be, participants in the proxy solicitation: NexPoint, NexPoint Advisors GP, LLC, the general partner of NexPoint (“NexPoint Advisors GP”), Highland Global Allocation Fund (“Global Fund”), Highland Capital Management Fund Advisors, L.P., the investment advisor to Global Fund (“Highland Fund Advisors”), Strand Advisors XVI, Inc., the general partner of Highland Fund Advisors (“Strand XVI”), Highland Select Equity Master Fund, L.P. (“Select Fund”), Highland Select Equity Fund GP, L.P., the general partner of Select Fund (“Select GP”), Highland Select Equity GP, LLC, the general partner of Select GP (“Select LLC”), Highland Capital Management, L.P., the sole member of Select LLC and the investment advisor to Select Fund (“Highland Capital”), Strand Advisors, Inc., the general partner of Highland Capital (“Strand”) and James D. Dondero, the President of NexPoint Advisors GP and Strand and ultimate control person of Strand XVI, NexPoint Advisors GP and Strand (collectively, the “NexPoint Group”), and the nominees for election as directors of the Company (the “Nominees”, and together with the NexPoint Group, the “Participants”), who include Mark T. Goglia and Stephen A. Mongillo. The NexPoint Group has an interest in the matters to be acted on at the Annual Meeting as they have nominated two independent directors for election at the Annual Meeting and NexPoint has stated its willingness to step-in as the external investment manager of the Company. Certain of the Participants hold direct or indirect interests in securities of the Company as follows: Global Fund holds and beneficially owns 335,000 shares of common stock of the Company and Highland Fund Advisors, Strand XVI and Mr. Dondero indirectly beneficially own such shares of common stock of the Company due to their relationship with Global Fund; Select Fund holds of record and beneficially owns 100 shares of common stock of the Company and Select GP, Select LLC, Highland Capital, Strand and Mr. Dondero indirectly beneficially own such shares of common stock of the Company due to their relationship with Select Fund. Each of the Nominees has an interest in being nominated and elected as a director of the Company, but no Nominee beneficially owns any shares of common stock of the Company.